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                                                                    EXHIBIT 10.2

                              AMENDMENT NO. 2, dated as of November 30, 2004
                        (this "Amendment No. 2"), to the Securities Purchase Agreement dated as of February 10, 2003 (as amended from time to time, the "Original Agreement"), among LPA HOLDING CORP., a Delaware corporation (the "Corporation"), LPA INVESTMENT LLC, a Delaware limited liability company ("LPA Investment"), and the parties signatory thereto (each, an "Other Purchaser"). Each Other Purchaser and LPA Investment are collectively referred to as the "Purchasers."

            The Corporation and the Purchasers agree to amend the Original Agreement, on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth below.

      Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Original Agreement are used herein as therein defined.

      Section 2. Amendments to the Original Agreement.

      (a) The first sentence of Section 1.4(a)(iii) of the Original Agreement is amended and restated in its entirety as follows:

            "(iii) If the Corporation fails to make interest or principal payments (A) under the Credit Agreement or (B) the Senior Secured Notes Indenture, in each case in accordance with the terms thereof (a "Payment Default"), on the date of such Payment Default the Corporation shall notify each Purchaser of the amount of funds necessary to cure such Payment Default (the "Payment Default Amount") and the number of shares of Series B Preferred Stock required to be issued by the Corporation and purchased by the Purchasers on the date which is no later than five (5) Business Days following the date of delivery of such notification (the date of each such purchase a "Payment Default Settlement Date"; and the aggregate shares of Series B Preferred Stock to be purchased on such date, the "Payment Default Shares")."

      (b) Section 1.8 of the Original Agreement is amended and restated in its entirety as follows:

            "The obligations of each Purchaser hereunder shall automatically terminate without further action from any party hereto on the earlier of
      (a) the date such Purchaser purchases an aggregate amount of shares of Series B

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      Preferred Stock hereunder equal to its Maximum Share Amount; (b) the date the obligations (other than contingent obligations and liabilities) of the Corporation under (i) the Credit Agreement and (ii) the Indenture dated as of May 11, 1998, among the Corporation and certain of its subsidiaries and PNC Bank, National Association as trustee (as amended), are terminated; and (c) after the obligations (other than contingent obligations and liabilities) of the Corporation under the Credit Agreement are terminated, the date the holders representing a majority of the Corporation's then outstanding 10% Senior Notes due 2008 agree to release the Corporation and each Purchaser from their respective obligations hereunder."

      Section 3. References to the Original Agreement. From and after the date hereof, all references in the Original Agreement and each of the other Transaction Documents to the Original Agreement shall be deemed to be references to the Original Agreement after giving effect to this Amendment No. 2.

      Section 4. No Other Amendments. Except as expressly set forth herein, the Original Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (a) to be a waiver, amendment, modification or other change of any term, condition or provision of the Original Agreement or any Transaction Document (or a consent to any such waiver, amendment, modification or other change); (b) to be a consent to any transaction; or (c) to prejudice any right or rights which the Purchasers or the Corporation may have under the Original Agreement and/or any Transaction Document.

      Section 5. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 2.

      Section 6. Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Amendment No. 2 is legal, valid and binding for all purposes.

      Section 7. Applicable Law. THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT NO. 2, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                            [Signature Pages Follow]

                                     - 2 -
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Securities Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                            LPA HOLDING CORP.

                                            By: /s/ Gary A. Graves
                                                --------------------------------
                                                Name: Gary A. Graves
                                                Title: President

                                            LPA INVESTMENT LLC

                                            By: /s/ Stephen Murray
                                                --------------------------------
                                                Name: Stephen Murray
                                                Title: Assistant Secretary

                                            ------------------------------------
                                            Joetta D. Camp

                                            ------------------------------------
                                            Rebecca L. Perry

                                            ------------------------------------
                                            Kathryn J. Shubert